Exhibit 99.1

            Actuant Reports Record Third Quarter Sales and Earnings

    MILWAUKEE--(BUSINESS WIRE)--June 18, 2003--Actuant Corporation (NYSE:ATU) today announced results for its third quarter ended May 31, 2003. Sales increased approximately 23% to $147.2 million compared to $120.0 million in the prior year. Current year results include those from Heinrich Kopp AG ("Kopp"), which was acquired on September 3, 2002. Excluding Kopp and the impact of foreign currency exchange rate changes on translated results, third quarter sales decreased approximately 3%. Third quarter fiscal 2003 net earnings and diluted earnings per share ("diluted EPS") were $10.0 million and $0.82 per diluted share, respectively. This compares favorably to a net loss in the third quarter of the prior year of $11.0 million, or $0.95 per diluted share. The prior year loss included a $14.3 million pre-tax charge for early extinguishment of debt ($9.3 million or $0.80 per share, net of tax) and a net $10.0 million, or $0.86 per share, discontinued operations charge. Excluding these two items, prior year net earnings were $8.3 million, or $0.68 per diluted share.
    Sales for the nine months ended May 31, 2003 were $437.1 million, approximately 28% higher than the $341.6 million in the comparable prior year period. Excluding Kopp and the impact of foreign currency rate changes on translated results, sales for the year-to-date period increased 1%. Net earnings for the nine months ended May 31, 2003 were $18.9 million, or $1.55 per diluted share, compared to a loss of $9.6 million, or $0.96 per diluted share, for the comparable prior year period. In fiscal 2003, the Company recorded net of tax special charges of $1.3 million, or $0.10 per diluted share, related to the early extinguishment of debt and $4.2 million, or $0.34 per diluted share, related to litigation matters associated with businesses divested prior to the spin-off in July 2000. In fiscal 2002 the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", which resulted in a net cumulative effect of accounting change charge of $7.2 million, or $0.72 per diluted share. Fiscal 2002 results also included the $14.3 million pre-tax early extinguishment of debt charge and the $10.0 million net discontinued operations charge discussed above. Excluding these special charges, net earnings and diluted earnings per share for the nine months ended May 31, 2003 were $24.4 million, or $2.00 per diluted share, compared to $16.9 million, or $1.69 per diluted share, respectively, in the prior year.
    Commenting on the results, Robert C. Arzbaecher, Chairman, President and CEO of Actuant, stated, "We are pleased to report increased earnings for the third quarter. Business conditions were especially challenging as a result of the war in Iraq, lower recreational vehicle ("RV") production by OEM's in order to balance dealer inventory, and the overall weak economy. Despite these conditions, we were able to deliver satisfactory results by focusing on our customers and aggressively managing our costs. Actuant's year-to-date earnings per share excluding special items are 18% above last year. Excluding the special items, Actuant has increased its earnings per share in each of the last eight quarters."
    He continued, "We are also happy to report that during the third quarter we settled the litigation relating to a previously divested business unit for less than the related charge we recorded in the first quarter's results. This resulted in a $0.8 million, or $0.04 per diluted share, non-operating gain during the third quarter. The settlement will be paid in the fourth quarter. Third quarter cash flow was strong as we reduced our total quarter-end borrowings to below $190 million for the first time, despite a $7 million semi-annual bond interest payment during the quarter.
    "Given the economic environment, we continued to focus on cost reductions during the quarter and commenced many of the actions we announced last quarter to remain competitive in the marketplace. Such initiatives resulted in pre-tax downsizing expenses in our third quarter results of approximately $1.2 million ($0.06 per diluted share), and included personnel reductions in a number of businesses, as well as the consolidation of small production and distribution facilities. These previously announced actions will continue into the fourth quarter. Additionally, we completed the closure of one of Kopp's German manufacturing plants and continue to work on additional cost reductions to increase Kopp's profit margins."
    Fiscal 2003 third quarter sales in the Tools & Supplies segment were $91.4 million, or approximately 39% higher than last year's $65.7 million due primarily to the Kopp acquisition and foreign currency rate changes. Excluding Kopp and the impact of foreign currency rate changes, Tools & Supplies segment revenues were down 2% during the quarter versus the comparable prior year period primarily due to the weak U.S. economy. Current year third quarter sales in the Engineered Solutions segment increased approximately 3% to $55.8 million, compared to $54.3 million in the previous year. Excluding foreign currency rate changes, Engineered Solutions sales decreased 5%, reflecting the expected lower sales to RV OEM's.
    Actuant's third quarter operating profit and EBITDA (net earnings before interest, income taxes, depreciation, amortization and minority interest deduction) were $19.4 million and $24.3 million, compared to $19.7 million and $22.7 million, respectively, in the comparable prior year period. EBITDA is an important non-GAAP financial metric used by many investors to determine the Company's credit ratios and loan covenant compliance. As previously noted, operating profit included approximately $1.2 million of downsizing related costs, as well as the results of recently acquired Kopp which currently generates a much lower profit margin than Actuant's other units.
    Net debt (total debt less cash) decreased approximately $7 million during the quarter to $184.8 million at May 31, 2003. The Company acquired a small hydraulics company in China during the quarter for approximately $1.7 million, including assumed liabilities. Its impact on third quarter operating results was nominal. Availability under the Company's senior credit facility revolver was approximately $85 million at May 31, 2003.
    Commenting on the outlook for the final quarter of fiscal 2003, Arzbaecher said, "We expect fourth quarter results to be improved over prior year results, despite our view that short term economic conditions will remain weak and our expectation of incurring additional downsizing costs in the fourth quarter. Specifically, we are projecting fiscal fourth quarter sales in the $140-$145 million range and earnings per share in the $0.75-$0.80 range. This would equate to full year fiscal 2003 sales of $579-$584 million and diluted EPS of $2.75-$2.80, excluding special charges. Looking ahead to fiscal 2004, our initial guidance anticipates modest improvements in the economy, a continued low interest rate environment, and today's accounting rules and currency rates. We expect diluted earnings to be $3.10-$3.40 per share on sales of $610-$630 million. Provided we can achieve these targeted earnings, it would be our third consecutive year of double digit EPS growth, ignoring special charges and gains."

    Actuant, headquartered in Milwaukee, Wisconsin, is a diversified industrial company with operations in more than 20 countries. The Actuant businesses are leading companies in highly engineered position and motion control systems and branded tools. Products are offered under such established brand names as Enerpac, Gardner Bender, Kopp, Milwaukee Cylinder, Nielsen Sessions, Power-Packer, and Power Gear.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact on the economy of terrorist attacks and other geopolitical activity, the length of the current recession in the Company's markets, continued market acceptance of the Company's new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    For further information on Actuant and its business units, visit the company's website at www.actuant.com.

    (tables follow)


                         Actuant Corporation
                     Consolidated Balance Sheets
                       (Dollars in thousands)


                                                   May 31,  August 31,
                                                    2003       2002
                                                  --------- ---------
ASSETS
Current assets
  Cash and cash equivalents                         $4,502    $3,043
  Accounts receivable, net                          89,256    58,304
  Inventories, net                                  70,119    54,898
  Deferred income taxes                             19,536     9,127
  Other current assets                               4,849     4,592
                                                  --------- ---------
    Total Current Assets                           188,262   129,964

Property, plant and equipment, net                  64,197    36,828
Goodwill                                           101,670   101,361
Other intangible assets, net                        19,673    18,466
Other long-term assets                               8,724     7,992
                                                  --------- ---------

    Total Assets                                  $382,526  $294,611
                                                  ========= =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                               $890    $2,993
  Trade accounts payable                            51,805    47,834
  Accrued compensation and benefits                 18,155    12,362
  Income taxes payable                              20,702    18,365
  Current maturities of long-term debt              10,623     6,788
  Other current liabilities                         52,570    23,924
                                                  --------- ---------
    Total Current Liabilities                      154,745   112,266

Long-term debt, less current maturities            177,761   182,783
Deferred income taxes                                7,294     4,409
Pension and postretirement benefit accruals         29,658    11,550
Other long-term liabilities                         26,945    27,222

Minority interest in net equity of
 consolidated affiliates                             4,043         -

Shareholders' equity
  Capital stock                                      2,344     2,319
  Additional paid-in capital                      (521,519) (523,419)
  Accumulated other comprehensive income (loss)    (16,850)  (21,675)
  Stock held in trust                                 (600)     (511)
  Deferred compensation liability                      600       511
  Retained earnings                                518,105   499,156
                                                  --------- ---------
    Total Shareholders' Deficit                    (17,920)  (43,619)
                                                  --------- ---------

Total Liabilities and Shareholders' Equity        $382,526  $294,611
                                                  ========= =========


Actuant Corporation
Consolidated Statements of Earnings
(In thousands except per share amounts)



                                 Three Months Ended  Nine Months Ended
                                       May 31,           May 31,
                                 ------------------ ------------------
                                   2003     2002      2003     2002
                                 ------------------ ------------------

Net Sales                        $147,189 $120,009  $437,146 $341,583
Cost of Products Sold              98,386   78,417   295,952  225,268
                                 ------------------ ------------------
   Gross Profit                    48,803   41,592   141,194  116,315

Selling, Administrative and
 Engineering Expenses              28,880   21,308    85,834   62,294
Amortization of Intangible Assets     530      616     1,750    1,848
                                 ------------------ ------------------
   Operating Profit                19,393   19,668    53,610   52,173

Net Financing Costs                 5,177    6,914    16,282   26,611
Charge for Early Extinguishment
 of Debt                                -   14,298     1,974   14,298
Litigation Charge (Benefit)
 associated with Divested
 Businesses                          (798)       -     6,502        -
Other (Income) Expense, net          (515)     (57)   (1,021)    (798)
                                 ------------------ ------------------
   Earnings (Loss) from Continuing
    Operations Before Income
    Taxes and Minority Interest    15,529   (1,487)   29,873   12,062

Income Tax Expense (Benefit)        5,482     (456)   10,574    4,494
Minority Interest, net of Income
 Taxes                                 70        -       350        -
                                 ------------------ ------------------

Earnings (Loss) from Continuing
 Operations                         9,977   (1,031)   18,949    7,568

Discontinued Operations, net of
 Income Taxes                           -  (10,000)        -  (10,000)

Cumulative Effect of Change In
 Accounting Principle, net of
 Income Taxes                           -        -         -   (7,200)
                                 ------------------ ------------------

Net Earnings (Loss)                $9,977 $(11,031)  $18,949  $(9,632)
                                 ================== ==================

Basic Earnings (Loss) per Share
     Earnings (Loss) from
      Continuing Operations         $0.85   $(0.09)    $1.63    $0.80
     Discontinued Operations, net
      of Income Taxes                   -    (0.86)        -    (1.06)
     Cumulative Effect of Change
      in Accounting Principle,
      net of Income Taxes               -        -         -    (0.76)
                                 ------------------ ------------------
                Total               $0.85   $(0.95)    $1.63   $(1.02)
                                 ================== ==================

Diluted Earnings (Loss) per Share
     Earnings (Loss) from
      Continuing Operations         $0.82   $(0.09)    $1.55    $0.76
     Discontinued Operations, net
      of Income Taxes                   -    (0.86)        -    (1.00)
     Cumulative Effect of Change
      in Accounting Principle,
      net of Income Taxes               -        -         -    (0.72)
                                 ------------------ ------------------
                Total               $0.82   $(0.95)    $1.55   $(0.96)
                                 ================== ==================

Weighted Average Common Shares
 Outstanding  (1)
     Basic                         11,690   11,587    11,645    9,454
     Diluted                       12,174   11,587    12,203    9,995

(1) The increase in weighted average number of shares outstanding for the nine months ended May 31, 2003 as compared to the nine months ended May 31, 2002, reflects the impact of the February 13, 2002 equity offering.


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)

                                         FISCAL 2002
                        ---------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ---------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT                $64,067  $62,338  $65,746  $67,357 $259,508
 ENGINEERED SOLUTIONS
  SEGMENT                 49,073   46,096   54,263   54,010  203,442
                        ---------------------------------------------
  TOTAL REPORTED SALES  $113,140 $108,434 $120,009 $121,367 $462,950
                        =============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT
 ENGINEERED SOLUTIONS
  SEGMENT
  TOTAL REPORTED SALES

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                $11,565  $11,030  $12,805  $11,997  $47,397
 ENGINEERED SOLUTIONS
  SEGMENT                  7,036    4,984    8,317    8,436   28,773
 CORPORATE / GENERAL      (1,107)  (1,003)  (1,454)  (1,474)  (5,038)
                        ---------------------------------------------
  TOTAL REPORTED RESULTS $17,494  $15,011  $19,668  $18,959  $71,132
                        =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                   18.1%    17.7%    19.5%    17.8%    18.3%
 ENGINEERED SOLUTIONS
  SEGMENT                   14.3%    10.8%    15.3%    15.6%    14.1%
  TOTAL (INCL. CORPORATE)   15.5%    13.8%    16.4%    15.6%    15.4%

EBITDA (1)
 TOOLS & SUPPLIES
  SEGMENT                $13,271  $13,213  $14,574  $13,862  $54,920
 ENGINEERED SOLUTIONS
  SEGMENT                  8,014    6,776    8,997    8,900   32,687
 CORPORATE / GENERAL      (1,143)    (798)    (842)    (471)  (3,254)
                        ---------------------------------------------
  TOTAL RECURRING EBITDA  20,142   19,191   22,729   22,291   84,353
 OTHER ITEMS (2)               -        -  (14,298)  (2,060) (16,358)
                        ---------------------------------------------
  TOTAL                  $20,142  $19,191   $8,431  $20,231  $67,995
                        =============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                   20.7%    21.2%    22.2%    20.6%    21.2%
 ENGINEERED SOLUTIONS
  SEGMENT                   16.3%    14.7%    16.6%    16.5%    16.1%
  TOTAL RECURRING
   (INCL. CORPORATE)        17.8%    17.7%    18.9%    18.4%    18.2%

OTHER FINANCIAL DATA
 DEPRECIATION & AMORTIZATION
 TOOLS & SUPPLIES
  SEGMENT                 $1,920   $1,978   $2,033   $2,051   $7,982
 ENGINEERED SOLUTIONS
  SEGMENT                    979      990      849    1,080    3,898
 CORPORATE / GENERAL         109      111      122      140      482
                        ---------------------------------------------
  TOTAL DEPRECIATION &
   AMORTIZATION           $3,008   $3,079   $3,004   $3,271  $12,362
                        =============================================

 OTHER INCOME (EXPENSE)
 TOOLS & SUPPLIES
  SEGMENT                  $(214)    $205    $(264)   $(186)   $(459)
 ENGINEERED SOLUTIONS
  SEGMENT                     (1)     802     (169)    (616)      16
 CORPORATE / GENERAL        (145)      94      490      863    1,302
                        ---------------------------------------------
  TOTAL REPORTED RESULTS   $(360)  $1,101      $57      $61     $859
                        =============================================

 LEVERAGE
 NET DEBT (3)               $306     $201     $212     $190
 LEVERAGE RATIO (4)          3.5      2.3      2.5      2.3




ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)
(continued)
                                         FISCAL 2003
                        ---------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ---------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT                $92,014  $90,651  $91,386          $274,051
 ENGINEERED SOLUTIONS
  SEGMENT                 55,844   51,448   55,803           163,095
                        ---------------------------------------------
  TOTAL REPORTED SALES  $147,858 $142,099 $147,189   $ -    $437,146
                        =============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT                   43.6%    45.4%    39.0%             42.6%
 ENGINEERED SOLUTIONS
  SEGMENT                   13.8%    11.6%     2.8%              9.1%
  TOTAL REPORTED SALES      30.7%    31.0%    22.6%             28.0%

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                $12,818  $12,224  $13,702           $38,744
 ENGINEERED SOLUTIONS
  SEGMENT                  6,616    5,760    7,648            20,024
 CORPORATE / GENERAL      (1,246)  (1,955)  (1,957)           (5,158)
                        ---------------------------------------------
  TOTAL REPORTED
   RESULTS               $18,188  $16,029  $19,393   $ -     $53,610
                        =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                   13.9%    13.5%    15.0%             14.1%
 ENGINEERED SOLUTIONS
  SEGMENT                   11.8%    11.2%    13.7%             12.3%
  TOTAL (INCL. CORPORATE)   12.3%    11.3%    13.2%             12.3%

EBITDA (1)
 TOOLS & SUPPLIES
  SEGMENT                $15,126  $14,454  $16,829           $46,409
 ENGINEERED SOLUTIONS
  SEGMENT                  7,666    7,501    8,739            23,906
 CORPORATE / GENERAL      (1,161)  (1,354)  (2,028)           (4,543)
                        ---------------------------------------------
  TOTAL RECURRING EBITDA  21,631   20,601   23,540     -      65,772
 OTHER ITEMS (2)          (9,274)     -        798     -      (8,476)
                        ---------------------------------------------
  TOTAL                  $12,357  $20,601  $24,338   $ -     $57,296
                        =============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                   16.4%    15.9%    18.4%             16.9%
 ENGINEERED SOLUTIONS
  SEGMENT                   13.7%    14.6%    15.7%             14.7%
  TOTAL RECURRING
   (INCL. CORPORATE)        14.6%    14.5%    16.0%             15.0%

OTHER FINANCIAL DATA
 DEPRECIATION & AMORTIZATION
 TOOLS & SUPPLIES
  SEGMENT                 $2,413   $2,433   $2,137            $6,983
 ENGINEERED SOLUTIONS
  SEGMENT                  1,133    1,237    1,321             3,691
 CORPORATE / GENERAL         143      150      174               467
                        ---------------------------------------------
  TOTAL DEPRECIATION &
   AMORTIZATION           $3,689   $3,820   $3,632   $ -     $11,141
                        =============================================

 OTHER INCOME (EXPENSE)
 TOOLS & SUPPLIES
  SEGMENT                  $(105)   $(203)    $990              $682
 ENGINEERED SOLUTIONS
  SEGMENT                    (83)     504     (230)              191
 CORPORATE / GENERAL         (58)     451     (245)              148
                        ---------------------------------------------
  TOTAL REPORTED RESULTS   $(246)    $752     $515   $ -      $1,021
                        =============================================

 LEVERAGE
 NET DEBT (3)               $204     $192     $185
 LEVERAGE RATIO (4)          2.4      2.2      2.1




(1) EBITDA excludes discontinued operations and cumulative effect of change in accounting principle. Segment EBITDA = segment operating profit + segment depreciation & amortization + segment other income - segment other expense

(2) Other items in the second and third quarters of 2002 include charges associated with the early redemption of long-term debt. First quarter 2003 other items include a $2.0 million charge related to the early redemption of debt and a $7.3 million charge related to litigation for business units divested prior to the July 31, 2000 spin-off. Third quarter 2003 other items represents an $0.8 million reversal of a portion of the $7.3 million first quarter charge for the favorable settlement of such litigation.

(3) Net debt = long-term debt + current maturities of long-term debt + short-term borrowings - cash and cash equivalents

(4) Leverage ratio = net debt / trailing four quarters total recurring
    EBITDA

    CONTACT: Actuant Corporation
             Vice President & CFO
             Andrew Lampereur, 414/352-4160